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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Genesis Direct, Inc.:

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for income taxes in fiscal 1994.

                                          /s/ KPMG Peat Marwick LLP

Dallas, Texas

April 16, 1998